SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934, as amended

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement          [ ]   Confidential, for Use of the
[X]    Definitive Proxy Statement                 Commission Only (as permitted
[ ]    Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]    Soliciting Material Pursuant
       to Rule 14a-11(c) or Rule 14a-12

                         National Home Health Care Corp.
                  ---------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                    -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  1.       Title   of  each   class  of   securities   to  which
                           transaction applies:

                  2. Aggregate number of securities to which transaction applies:

                  3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  4.       Proposed maximum aggregate value of transaction:

                  5.       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1.       Amount Previously Paid:

                  2.       Form, Schedule or Registration Statement No.:

                  3.       Filing Party:

                  4.       Date Filed:

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held December 7, 2000

                                 ---------------

TO THE STOCKHOLDERS OF NATIONAL HOME HEALTH CARE CORP.:

         The annual meeting of stockholders (the "Meeting") of National Home Health Care Corp. (the "Company") will be held at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, at 9:30 a.m., local time, on Thursday, December 7, 2000, for the following purposes:

         (1) To elect five directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified; and

         (2) To consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

         A proxy statement, form of proxy and the annual report to stockholders of the Company for the fiscal year ended July 31, 2000 are enclosed herewith. Only holders of record of common stock of the Company at the close of business on November 6, 2000 will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

                                            By Order of the Board of Directors,

                                                    Steven Fialkow
                                                    Secretary

Scarsdale, New York
November 7, 2000
================================================================================
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
================================================================================

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

         This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of National Home Health Care Corp. (the "Company") of proxies in the form enclosed. Such proxies will be voted at the annual meeting of stockholders of the Company to be held at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, at 9:30 a.m., local time, on Thursday, December 7, 2000 (the "Meeting") and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         The principal executive offices of the Company are located at 700 White Plains Road, Scarsdale, New York 10583. This Proxy Statement and accompanying form of proxy are being mailed on or about November 7, 2000 to all stockholders of record at the close of business on November 6, 2000 (the "Record Date").

         Any stockholder giving a proxy has the power to revoke the same at any time before it is voted. The cost of soliciting proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying proxy. Unless contrary instructions are given by stockholders, the shares represented by such proxies are intended to be voted in favor of the election of the five nominees for directorship named herein.

                                VOTING SECURITIES

         Stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 4,946,458 outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

         Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Unless otherwise indicated, the shares represented by all proxies received by the Board of Directors will be voted at the Meeting in accordance with their terms and, in the absence of contrary instructions, for the election of Frederick H. Fialkow, Steven Fialkow, Ira Greifer, M.D., Bernard Levine, M.D. and Robert C. Pordy, M.D. to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, the persons named in the proxies have discretionary authority to vote the proxies for one or more alternative nominees who will be designated by the Board of Directors.

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information concerning the nominees for director and the executive officers of the Company:

                                            YEAR FIRST
                                            ELECTED OR
                                            APPOINTED            PRESENT POSITION
           NAME                    AGE       DIRECTOR            WITH THE COMPANY
----------------------------------------------------------------------------------------------------------------
Frederick H. Fialkow                69          1985             Chairman of the Board of Directors

Bernard Levine, M.D.                72          1983             Director

Steven Fialkow                      41          1991             President, Chief Executive Officer, Secretary and
                                                                 Director

Ira Greifer, M.D.                   69          1983             Director

Robert C. Pordy, M.D.               43          1995             Director

Robert P. Heller                    39            --             Vice President of Finance and Chief Financial
                                                                 Officer

Richard Garofalo                    49            --             President of Health Acquisition Corp.

         The Company's directors are elected at each annual meeting of stockholders of the Company to serve for a term of one year or until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. The terms of office of all officers and directors expire at the time of the annual meeting each year.

INFORMATION ABOUT DIRECTORS AND NOMINEES

         The following is a brief summary of the background of each director and nominee:

         FREDERICK H. FIALKOW has been Chairman of the Board of Directors of the Company since February 1988, and was Chief Executive Officer from February 1988 until December 1999 and President from February 1988 until October 1997. He has been a Director of the Company since April 1985. Frederick H. Fialkow is the father of Steven Fialkow.

         BERNARD LEVINE, M.D., has been a Director of the Company since July 1983. For more than 20 years he has been a Professor of Internal Medicine at New York University School of Medicine with a sub-specialty in Allergy and Immunology. Dr. Levine devotes a portion of his time as a private consultant to the health care industry.

         STEVEN FIALKOW has been a Director of the Company since December 1991, and has served as Secretary since September 1995, as President since October 1997 and as Chief Executive Officer since December 1999. He served as Chief Operating Officer from October 1997 until December 1999, and as Executive Vice President of New England Home Care, Inc. from August 1995 until October 1997. He also served as Executive Vice President of Health Acquisition Corp. from May 1994 until August 1995, as President of National HMO (New York), Inc. from April 1989 until April 1994 and as Vice President of National HMO (New York), Inc. from August 1984 until March 1989. Steven Fialkow is a certified public accountant. He is the son of Frederick H. Fialkow.

         IRA GREIFER, M.D. has been a Director of the Company since July 1983. He has been a Professor and Director of Pediatrics at the Children's Kidney Center of the Montefiore Medical Center - Albert Einstein College of Medicine since 1966. He also is the President of National Kidney Foundation of New York/New Jersey, Inc., a not-for-profit organization with programs in the areas of research on kidney and related diseases, public and patient educational services and professional education.

         ROBERT C. PORDY, M.D., has been a director of the Company since December 1995. Since April 1993, Dr. Pordy has served as Director of International Cardiovascular Clinical Research at Hoffman-La Roche Inc., a biopharmaceutical company.

INFORMATION ABOUT NON-DIRECTORS EXECUTIVE OFFICERS

         RICHARD GAROFALO has served as President of Health Acquisition Corp. since January 1988.

         ROBERT P. HELLER, a certified public accountant, has served as Vice President of Finance and Chief Financial Officer of the Company since March 1989. Prior thereto, he was an accountant with Richard A. Eisner & Company, LLP, a firm of certified public accountants.

MEETINGS OF THE BOARD OF DIRECTORS AND OF COMMITTEES

         The Board of Directors held four meetings and acted by unanimous consent one time during the fiscal year ended July 31, 2000 ("Fiscal 2000"). Each director attended (i) all of the meetings of the Board of Directors during Fiscal 2000 and (ii) all of the meetings of all the committees of the Board of Directors on which he served during Fiscal 2000.

         The Company's audit committee is currently composed of Drs. Levine, Pordy and Greifer. The function of the audit committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The audit committee held one meeting during Fiscal 2000; in addition, its members met informally from time to time.

         The Company's compensation committee is currently composed of Drs. Greifer and Levine. The function of the compensation committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. The compensation committee held two meetings during Fiscal 2000; in addition, its members met informally from time to time.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under section 16(a) of the Securities Act of 1934, as amended, the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, are required to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended July 31, 2000, there were no late or delinquent filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Company's compensation committee are Drs. Ira Greifer and Bernard Levine, non-employee directors. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE GRAPH

      The following graph compares the cumulative return to holders of Common Stock for the five years ended July 31, 2000 with the National Association of Securities Dealers Automated Quotation System Market Index and an SIC group index for the same period. The comparison assumes $100 was invested at the close of business on July 31, 1995 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no cash dividends during the periods.

                TOTAL STOCKHOLDERS RETURNS - DIVIDENDS REINVESTED
                -------------------------------------------------
                            ANNUAL RETURN PERCENTAGE

                                                                          Years   Ending

                                                          July        July        July       July       July
COMPANY NAME/INDEX                                        1996        1997        1998       1999       2000
                                                          ----        ----        ----       ----       ----

NATIONAL HOME HEALTH CARE                                   65.54       -9.46      -12.08     -12.14      17.07

NASDAQ US INDEX                                              8.96       47.57       17.69      42.92      42.33

PEER GROUP (1)                                             -23.21       22.49       -1.43      40.22       4.36

                                 INDEXED RETURNS

                                                     Base                    Years  Ending
                                                    Period
COMPANY NAME/INDEX                                   July       July       July       July        July       July
                                                     1995       1996       1997       1998        1999       2000
                                                     ----       ----       ----       ----        ----       ----

NATIONAL HOME HEALTH CARE                             100        165.54     149.88     131.78      115.78     135.54

NASDAQ US INDEX                                       100        108.96     160.79     189.22      270.43     384.91

PEER GROUP (1)                                        100         76.79      94.06      92.71      130.00     135.66

----------------------------------
(1) The peer group selected by the Company includes those companies within the Company's Standard Industrial Code ("SIC") of "home health care services". The companies which comprise the SIC group are Almost Family Inc., Amedisys Inc., Apria Healthcare Group, Cancer Treatment Holding, Community Care Services Inc., Coram Healthcare Corp., DYNACQ International Inc., Help At Home Inc., Home Health Corp. of America Inc., Hooper Holmes Inc., Hospital Staffing Services Inc., Housecall Medical Resources Inc., In Home Health Inc., Infu-Tech Inc., Interwest Home Medical Inc., Matria Healthcare Inc., New York Health Care Inc., Numed Home Health Care Inc., Option Care Inc., Pediatric Services of America Inc., PHC Inc./MA - CL A, Simione Central Holdings Inc., Staff Builders Inc., Star Multi Care Services, Transworld Healthcare Inc. and Wellpoint Health Network - CLA.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The compensation committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the compensation committee, pursuant to authority delegated thereto by the Board of Directors, determines the compensation to be paid to the Company's chief executive officer and each other executive officer of the Company.

         The objectives of the Company's executive compensation program are to:

                  *        Support   the    achievement   of   desired   Company
                           performance

                  * Provide compensation that will attract and retain superior talent and reward performance

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's  executive officer  compensation  program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, specific performance-based bonuses and various benefits, including medical and pension plans generally available to employees of the Company. Since the employment agreements entered into between the Company and its executive officers in 1997, amendments have been made to the compensation arrangements of Messrs. Frederick Fialkow, Steven Fialkow, Garofalo and Heller.

See "Executive Compensation--Employment and Related Agreements."

BASE SALARY

         Base  salary   levels  for  the   Company's   executive   officers  are
competitively set relative to companies in the health care industry. In determining salaries, the compensation committee also takes into account individual experience and performance and specific issues particular to the Company.

STOCK OPTION PROGRAM

         The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company.

1992 AND 1999 STOCK OPTION PLANS

         The 1992 and 1999 Stock Option Plans authorize the compensation committee to award key executives stock options. The 1992 Stock Option Plan has been exhausted as to shares available for grant thereunder. Options granted under the 1999 Stock Option Plan may be granted containing terms determined by the compensation committee, including exercise period and price; provided, however, that such plan requires that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant and that the exercise period may not exceed ten years, subject to further limitations.

BENEFITS

         The Company provides to executive officers medical and pension benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary for Fiscal 2000.

BONUS

         Following consultations with its financial advisor and in light of the compensation committee's satisfaction with the performance of management, the Company provides to certain executive officers bonuses based on performance and/or a change of control of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

         During Fiscal 2000, the compensation committee discussed amending the employment agreements of the Company's executive officers, including Frederick
H. Fialkow, who was the Company's Chief Executive Officer from February 1988 until December 1999 (whereupon he retained his position as Chairman of the Board), and Steven Fialkow, who became the Company's Chief Executive Officer in December 1999. Each employment agreement became effective on November 1, 1997 and expires on November 1, 2002, except Mr. Fialkow's employment agreement, which expires on November 30, 2003. After acknowledgment of the achievements and performance of each of the executive officers, including Messrs. Fialkow, the compensation committee authorized the Company to enter into amendments to each employment agreement with each such executive officer. The employment agreements as amended to date are described under the caption "Executive Compensation--Employment and Related Agreements." With respect to Frederick H. Fialkow, the only material change to his employment compensation terms in the Fiscal 2000 amendment was the deletion of the $150,000 limit on his performance-based bonus. With respect to Steven H. Fialkow, the only material change to his employment compensation terms in the Fiscal 2000 amendment was the increase in his base salary to $265,000 per year. In making these compensation decisions, the compensation committee specifically considered the Company's recent revenue and earnings performance in the context of the very difficult time for the Company's industry, as well as the increased risk of loss of qualified management personnel.

         In addition, during Fiscal 2000 the compensation committee granted to the Company's four executive officers, pursuant to the Company's 1999 Stock Option Plan, options to purchase an aggregate of 200,000 shares of Common Stock. The options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and for a term of ten years (except with respect to Frederick H. Fialkow, for whom the exercise price is 110% of fair market value and the term is five years). The compensation committee agreed that the stock options, in addition to stock options granted in prior years, represented a valuable method of retaining and incentivizing valued employees, particularly in light of the adverse circumstances of the Company's industry.

                                           Ira Greifer, M.D.
                                           Bernard Levine, M.D.

                                           Members of the Compensation Committee

STANDARD REMUNERATION OF DIRECTORS

         The Company's non-employee directors are paid a fee of $3,500 for each meeting of the Board of Directors attended.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of Common Stock at November 2, 2000 by (i) each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each nominee for director of the Company; (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation;" and (iv) all directors and executive officers of the Company as a group:

       NAME AND ADDRESS                                  AMOUNT AND NATURE                           PERCENT
       OF BENEFICIAL OWNER                          OF BENEFICIAL OWNERSHIP (1)                     OF CLASS
       -------------------                          ---------------------------                     --------
       Frederick H. Fialkow                                1,796,407 (2)
       700 White Plains Road                                                                           35.2%
       Scarsdale, NY 10583

       Bernard Levine, M.D.                                 729,846 (3)
       210 Riverside Drive                                                                             14.7%
       New York, NY  10025

       Steven Fialkow                                       172,854 (4)
       700 White Plains Road                                                                            3.4%
       Scarsdale, NY 10583

       Ira Greifer, M.D.                                    48,672 (5)
       150 Executive Drive                                                                                 *
       Manhasset, NY 11040

       Robert C. Pordy, M.D.                                 6,092(6)
       140 East 72nd Street                                                                                *
       New York, NY 10021

       Richard Garofalo                                     74,843 (7)
       99 Rustic Avenue                                                                                 1.5%
       Medford, NY 11763

       Robert P. Heller                                     64,594 (8)
       617 Fir Court                                                                                    1.3%
       Norwood, NJ 07648

       Trafalgar Management                                 425,802 (9)
       N.V.1-7 Willenstad                                                                               8.6%
       Curacao, Netherlands Antilles

       Heartland Advisors, Inc.                            395,000 (10)
       790 North Milwaukee Street                                                                       7.9%
       Milwaukee, WI 53202

       Dimensional Fund Advisors Inc.                      250,639 (11)
       1299 Ocean Avenue                                                                                5.1%
       Santa Monica, CA 90401

       All executive officers and directors,              2,893,308 (12)
       as a group (7 persons)                                                                          53.9%

------------------------------------
*        Less than 1%.

 (1) Includes, where indicated, shares allocated to certain individuals under the Company's Savings and Stock Investment Plan (the "Savings Plan") as of June 30, 2000. Under the terms of the Savings Plan, if a participant fails to give timely instructions as to the voting of shares of Common Stock held in a participant's account, the trustee of the Plan will vote such shares in the same proportion as it votes all of the shares for which such trustee receives instructions.

(2) Does not include 546 shares of Common Stock owned by Mr. Fialkow's wife, as to which shares Mr. Fialkow disclaims beneficial ownership. Includes 77,779 and 75,000 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the Company's 1992 Stock Option Plan (the "1992 Plan") and 1999 Stock Option Plan (the "1999 Plan"), respectively, and 66,963 shares of Common Stock allocated to Mr. Fialkow's account under the Savings Plan.

(3) Includes 5,000 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan.

(4) Represents 64,747 and 75,000 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 33,107 shares of Common Stock allocated to Mr. Fialkow's account under the Savings Plan.

(5) Includes 5,000 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan.

(6) Includes 5,000 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan.

(7) Includes 41,227 and 25,000 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 6,978 shares of Common Stock allocated to Mr. Garofalo's account under the Savings Plan.

(8) Includes 25,556 and 25,000 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 12,638 shares of Common Stock allocated to Mr. Heller's account under the Savings Plan.

(9) The amount and nature of beneficial ownership of these shares of Common Stock by Trafalgar Management, N.V. ("Trafalgar") is based solely on the records of the Company's transfer agent, American Stock Transfer & Trust Company. Trafalgar has the power to vote, direct the vote, dispose of, or direct the disposition of, these shares. The Board of Directors has no independent knowledge of the accuracy or completeness of the information set forth by such transfer agent, but has no reason to believe that such information is not complete or accurate.

(10) The amount and nature of beneficial ownership of these shares by Heartland Advisors, Inc. is based solely on the Schedule 13G filings as submitted thereby. The Company has no independent knowledge of the accuracy or completeness of the information set forth in such Schedule 13G filings, but has no reason to believe that such information is not complete or accurate.

(11) Dimensional Fund Advisors Inc. has provided to the Company the information regarding the amount and nature of beneficial ownership of these shares as of September 30, 2000.

(12) Includes 224,309 and 200,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 119,666 shares of Common Stock allocated under the Savings Plan.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long term compensation during the Company's last three fiscal years of the Company's Chief Executive Officer and other most highly compensated executive officers of the Company, whose salary and bonus for Fiscal 2000 exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries:

                                                  ANNUAL COMPENSATION      LONG-TERM COMPENSATION
                                   FISCAL         -------------------       SECURITIES UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR          SALARY ($)  BONUS($)            OPTIONS (#)           COMPENSATION ($)
---------------------------         ----          -------------------           -------------           ----------------
Frederick H. Fialkow
   Chairman of the Board and         2000      $305,000      $135,784(1)             75,000                 $11,991(5)
   Chief Executive Officer           1999       298,333        44,765(2)             77,779(4)                8,804(6)
   (until December 1999)             1998       285,000        61,499(3)                 --                   3,758

Steven Fialkow
   President, Chief Executive        2000       220,277        34,915                75,000                  12,138(8)
   Officer (since December 1999)     1999       172,674            --                34,747(7)               47,811(9)
   and Secretary                     1998       150,742            --                30,000                   3,890

Robert P. Heller                     2000       140,000        14,138                25,000                  12,030(11)
   Vice President of Finance and     1999       138,338            --                15,556(10)              23,650(12)
   Chief Financial Officer           1998       119,962            --                10,000                   3,134

Richard Garofalo                     2000       235,000         5,819                25,000                  12,035(14)
   President of                      1999       157,500        53,144                21,227(13)              32,293(15)
   Health Acquisition Corp.          1998       157,500        67,502                20,000                   5,006

--------------------

(1) Includes payment of $51,585 for the compounded cost of living increase in salary compensation pursuant to Mr. Fialkow's employment agreement with the Company.

(2) Represents payment for the compounded cost of living increase in salary compensation pursuant to Mr. Fialkow's employment agreement with the Company.

(3) Includes payment of $39,446 for the compounded cost of living increase in salary compensation pursuant to Mr. Fialkow's employment agreement with the Company.

(4)      This   option  was   granted  to  Mr.   Fialkow  on  April  27,   1999,
         simultaneously with the repurchase by the Company from Mr. Fialkow of an option to purchase up to 81,885 shares of Common Stock.

(5) Includes $5,191 paid to Mr. Fialkow as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Company's Savings Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code")

(6) Includes $7,793 representing the Company's matching contribution as deferred compensation under the Company's Savings Plan pursuant to
         Section  401(k) of the Code,  and $71,011  representing  the difference

         ($0.87 per share) between the price paid by the Company to Mr. Fialkow for the repurchase of an option to purchase 81,885 shares of Common Stock ($3.50 per share) and the exercise price of such option ($2.63 per share).

(7)      This   option  was   granted  to  Mr.   Fialkow  on  April  27,   1999,
         simultaneously with the repurchase by the Company from Mr. Fialkow of an option to purchase up to 36,581 shares of Common Stock.

(8) Includes $5,338 paid to Mr. Fialkow as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Company's Savings Plan pursuant to Section 401(k) of the Code.

(9) Includes $7,334 representing the Company's matching contribution as deferred compensation under the Company's Savings Plan pursuant to
         Section 401(k) of the Code, and $40,477 representing the difference ($1.11 per share) between the price paid by the Company to Mr. Fialkow for the repurchase of an option to purchase 36,581 shares of Common Stock ($3.50 per share) and the exercise price of such option ($2.39 per share).

(10) This option was granted to Mr. Heller on April 27, 1999, simultaneously with the repurchase by the Company from Mr. Heller of an option to purchase up to 16,377 shares of Common Stock.

(11) Includes $5,230 paid to Mr. Heller as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Company's Savings Plan pursuant to Section 401(k) of the Code.

(12) Includes $5,529 representing the Company's matching contribution as deferred compensation under the Company's Savings Plan pursuant to
         Section 401(k) of the Code, and $18,121 representing the difference ($1.11 per share) between the price paid by the Company to Mr. Heller for the repurchase of an option to purchase 16,377 shares of Common Stock ($3.50 per share) and the exercise price of such option ($2.39 per share).

(13)     This   option  was  granted  to  Mr.   Garofalo  on  April  27,   1999,
         simultaneously with the repurchase by the Company from Mr. Garofalo of an option to purchase up to 22,347 shares of Common Stock.

(14) Includes $5,235 paid to Mr. Garofalo as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Company's Savings Plan pursuant to Section 401(k) of the Code.

(15) Includes $7,566 representing the Company's matching contribution as deferred compensation under the Company's Savings Plan pursuant to
         Section 401(k) of the Code, and $24,727 representing the difference ($1.11 per share) between the price paid by the Company to Mr. Garofalo for the repurchase of an option to purchase 22,347 shares of Common Stock ($3.50 per share) and the exercise price of such option ($2.39 per share).

OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------

         The following table contains information at July 31, 2000 relating to the number of options granted during the 2000 fiscal year to those individuals listed in the Summary Compensation Table. All options are currently exercisable:

                            NUMBER OF                                                                POTENTIAL REALIZABLE
                            SECURITIES       % OF TOTAL                                            VALUE AT ASSUMED ANNUAL
                            UNDERLYING    OPTIONS GRANTED                                            RATES OF STOCK PRICE
                             OPTIONS      TO EMPLOYEES IN   EXERCISE OR                               APPRECIATION FOR
          NAME               GRANTED        FISCAL 2000     BASE PRICE      EXPIRATION DATE              OPTION TERMS
          ----               -------        -----------     ----------      ---------------             -------------
                                                                                                       5%          10%
                                                                                                       --          ---
Frederick H. Fialkow          75,000           30.5%            $4.675        December 6, 2004      $ 56,189     $162,562

Steven Fialkow                75,000           30.5%           $4.25          December 6, 2009      $172,369     $508,087

Robert P. Heller              25,000           10.2%           $4.25          December 6, 2009      $ 66,831     $169,362

Richard Garofalo              25,000           10.2%           $4.25          December 6, 2009      $ 66,831     $169,362

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
---------------------------------------------------------------------

         The following table contains information at July 31, 2000 relating to the number of options exercised during the 2000 fiscal year and the number and value of unexercised options held by those individuals listed in the Summary Compensation Table.

                                                                           NUMBER OF SECURITIES
                                                                                UNDERLYING        VALUE OF UNEXERCISED
                                                                            UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                              SHARES                                AT               AT FISCAL YEAR-END
                                             ACQUIRED                         FISCAL YEAR-END           EXERCISABLE/
                                           ON EXERCISE       VALUE             EXERCISABLE/             ------------
                 NAME                           (#)         REALIZED ($)       UNEXERCISABLE          UNEXERCISABLE (1)
                 ----                         --------      ------------       -------------          -----------------
Frederick H. Fialkow                           ----             ----            152,779 / 0             39,667 / 0

Steven Fialkow                                 ----             ----            139,747 / 0             49,153 / 0

Robert P. Heller                               ----             ----             50,556 / 0             19,861 / 0

Richard Garofalo                               ----             ----             66,227 / 0             24,823 / 0
------------------

(1) Determined based on the fair market value of underlying securities (the closing bid price ($4.50) per share of Common Stock on the Nasdaq National Market) at fiscal year end (July 31, 2000), minus the exercise price.

EMPLOYMENT AND RELATED AGREEMENTS

         Frederick H. Fialkow. Effective December 1, 1998, the Company entered into an amended and restated employment agreement with Mr. Fialkow expiring November 30, 2003, pursuant to which, as amended to date, he is employed as the Company's Chairman of the Board. The agreement provides for a base amount of $305,000 upon which Mr. Fialkow's annual salary is calculated (before giving effect to cost of living adjustments). In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 5% of the Company's consolidated net income (before income taxes) in each year in which the consolidated net income is in excess of $3,000,000. The employment agreement was amended as of August 1, 2000 to delete the limit of such bonus to $150,000.

         Steven Fialkow. Effective November 1, 1997, the Company entered into an employment agreement with Mr. Fialkow expiring November 1, 2002, pursuant to which, as amended to date, he is employed as the Company's President, Chief Executive Officer and Secretary. The agreement was amended as of August 1, 2000 to increase the annual base salary from $230,000 to $265,000. In addition, pursuant to the agreement Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 3% of the amount by which the Company's income from operations in any fiscal year exceeds $3,300,000.

         Robert P. Heller. Effective November 1, 1997, the Company entered into an employment agreement with Mr. Heller expiring November 1, 2002, pursuant to which, as amended to date, he is employed as the Company's Vice President of Finance, Chief Financial Officer and Treasurer. The agreement was amended as of August 1, 2000 to increase the annual base salary from $140,000 to $160,000 and, commencing with fiscal 2000, to entitle Mr. Heller to receive an annual bonus in an amount equal to 1% of the amount by which the Company's income from operations in any fiscal year exceeds $3,300,000.

         Richard Garofalo. Effective November 1, 1997, the Company entered into an employment agreement with Mr. Garofalo expiring November 1, 2002, pursuant to which, as amended to date, he is employed as the President of Health Acquisition Corporation, a wholly owned subsidiary of the Company. The agreement was amended as of August 1, 2000 to increase the annual base salary from $157,500 to $235,000. The Board of Directors also has authorized the Chairman of the Board to grant bonuses to Mr. Garofalo based on performance.

         The employment agreements of Messrs. Frederick H. Fialkow, Steven Fialkow, Heller and Garofalo contain confidentiality and nondisclosure provisions relating to the Company's business and all confidential information developed or made known to each individual during his respective term of employment. The agreements also contain certain non-competition provisions that preclude Messrs. Frederick H. Fialkow, Steven Fialkow, Heller and Garofalo from competing with the Company for a period of one year from the date of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         A lease for office premises maintained by Health Acquisition Corp., a wholly owned subsidiary of the Company, located in Queens, New York is with a company owned (in whole or in part) and controlled by the Company's Chairman of the Board of Directors and by Steven Fialkow, who is a director and the President, Chief Executive Officer and Secretary of the Company. Rent expense under such lease is approximately $226,000 per year. The Company believes that such lease contains terms in the aggregate no less advantageous to the Company than otherwise could have been obtained from an unrelated third party.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         On July 7, 1999, the Company dismissed Richard A. Eisner & Company, LLP ("Eisner"), and engaged Holtz Rubenstein & Co., LLP, as the Company's independent public accountants. The decision to change auditors was approved by the Company's audit committee. During the Company's two fiscal years ended July 31, 1997 and 1998, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor did Eisner's reports on the financial statements for such periods contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the filing of a Current Report on Form 8-K dated July 7, 1999 with the SEC regarding the Company's change in accountants, Eisner, by letter addressed to the SEC and filed with the Form 8-K, indicated that it is in agreement with the statements in the preceding sentence.

                               VOTING REQUIREMENTS

         Assuming a quorum is present, a plurality of the votes cast at the Meeting will be required for the election of directors. Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF EACH NOMINEE NAMED IN THE PROXY.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         Stockholders wishing to present proposals at the 2001 annual meeting of stockholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 2001 annual meeting of stockholders must submit their proposals to the Company in writing on or before July 10, 2001.

OTHER MATTERS

         The Board of Directors of the Company knows of no other matter to come before the Meeting. However, if any matters requiring a vote of the stockholders arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment.

PROXIES

         All stockholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of proxy.

                                              By Order of the Board of Directors

                                                        Steven Fialkow
                                                        Secretary

Scarsdale, New York
November 7, 2000

PROXY                              PROXY CARD                            PROXY
-----                                                                    -----

                         NATIONAL HOME HEALTH CARE CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common stock of National Home Health Care Corp. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Stockholders' Meeting to be held on December 7, 2000, and hereby appoints Frederick H. Fialkow and Steven Fialkow, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned at said meeting and at any adjournment or adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted in the following manner:

     (1)      Election of directors

     |_|      FOR all nominees listed below               |_|     WITHHOLD AUTHORITY to vote
              (except as indicated)                               for all nominees listed below

     To withhold authority for any individual nominee, strike through that nominee's name in the list below:

              Frederick H. Fialkow
              Steven Fialkow
              Ira Greifer, M.D.
              Bernard Levine, M.D.
              Robert C. Pordy, M.D.

     (2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

                                              Dated: __________________, 2000


                                              --------------------------------
                                                    Signature

                                              --------------------------------
                                                    Print Name

                                              --------------------------------
                                                    (Title, if appropriate)


This proxy should be signed by the stockholder exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, this proxy should be signed in full corporate name by the president or other authorized officer and should bear the corporate seal. If a partnership, please sign in partnership name by authorized person.

        TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK,
             SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
                                ENCLOSED ENVELOPE